Exhibit 99.1

Press Release
TIDEWATER INC. • Pan-American Life Center • 601 Poydras Street, Suite 1900 • New Orleans, LA 70130 • Telephone (504) 568-1010 • Fax (504) 566-4582

Tidewater to Present at the 2012 Barclays CEO-Energy Conference

NEW ORLEANS, August 28, 2012 – Tidewater Inc. (NYSE: TDW) announced today that Jeffrey M. Platt, President and CEO, Quinn P. Fanning, Executive Vice President and Chief Financial Officer and Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the 2012 Barclays CEO-Energy Conference in New York, New York on Thursday, September 6, 2012, at approximately 8:25 a.m. Eastern time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on September 6, 2012, at approximately 10:00 a.m. Eastern time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenters.

Tidewater is the leading provider of larger Offshore Service Vessels (OSV’s) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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